Exhibit 5.1

                                  June 4, 1999
Express Scripts, Inc.
13900 Riverport Drive
Maryland Heights, Missouri 63043

Ladies and Gentlemen:

                  I am Senior Vice President of Administration, General Counsel and Secretary of Express Scripts, Inc., a Delaware corporation (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement"), which registers under the Securities Act of 1933, as amended (the "Securities Act"), 2,660,000 shares (the "Shares") of Class A Common Stock, par value $.01, of the Company (the "Shares") reserved for issuance and to be issued from time to time pursuant to the Express Scripts, Inc. Amended and Restated 1994 Stock Option Plan, as amended (the "Plan").

                  I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic originals of all documents submitted to me as certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

                  On the basis of the foregoing, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, then the Shares will be legally issued, fully paid and nonassessable.

                  This opinion is not rendered with respect to any laws other than (i) the laws of the State of Delaware and (ii) applicable federal laws. I do not assume any duty to update this opinion with respect to changes of law or fact occurring after the date hereof.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                         Very truly yours,

                         /s/ Thomas M. Boudreau
                         Thomas M. Boudreau
                         Senior Vice President of Administration,
                         General Counsel and Secretary